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EXHIBIT 3.1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 10/19/2000 001527177 - 3304314

CERTIFICATE OF INCORPORATION

of

K-L SUB 3, INC.

        The undersigned, in order to for a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law (the "DGCL"), hereby certifies that:

        FIRST: The name of the corporation is K-L Sub 3. Inc. (the "Corporation").

        SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

        FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 100 shares of Common Stock, par value $.01 each.

        FIFTH: The name and address of the incorporator is Alexandra E. Caminer, 425 Lexington Avenue, New York, New York 10017.

        SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

        SEVENTH: Except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

        EIGHTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of the Board of Directors of the Corporation need not be by written ballot.

        IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation this 19th day of October, 2000.

/s/ ALEXANDRA E. CAMINER Alexandra E. Caminer Sole Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:30 AM 11/20/2000 001581668 - 3304314

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

K-L SUB 3, INC.

        K-L Sub 3, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1.     The name of the corporation is K-L Sub 3, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 19, 2000.

        2.     This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware and restates and amends the provisions of the existing Amended and Restated Certificate of Incorporation.

        3.     Article FOURTH of the Certificate of Incorporation, is hereby amended in its entirety as follows:

        FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000,000 shares of Common Stock, par value $.01 each.

        4.     The text of the Certificate of Incorporation as amended heretofore is hereby amended and restated to read in its entirety as follows:

        FIRST: The name of the corporation is K-L Sub 3, Inc. (the "Corporation").

        SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

        FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000,000 shares of Common Stock, par value $.01 each.

        FIFTH: The name and address of the incorporator is Alexandra E. Caminer, 425 Lexington Avenue, New York, New York 10017.

        SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

        SEVENTH: Except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

        EIGHTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of the Board of Directors of the Corporation need not be by written ballot.

        IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Certificate of Incorporation this 20th day of November, 2000.

/s/ TODD A. FISHER Todd A. Fisher Vice President and Assistant Treasurer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 01/19/2001 010026724 - 3304314

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

K-L SUB 3, INC.

        K-L SUB 3. Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

        RESOLVED, that the Certificate of Incorporation of K-L Sub 3, Inc. be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:

        The name of the corporation is Rockwood Sub 3, Inc. ("Corporation').

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said K-L Sub 3, Inc. has caused this certificate to be signed by Thomas J. Riordan, its Vice President & Secretary, this 17th day of January, 2001.

K -L SUB 3, INC.
/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President, & Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 06/22/2001 010303113 - 3304314

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ROCKWOOD SUB 3, INC.

        ROCKWOOD SUB 3, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

  RESOLVED, that the Certificate of Incorporation of Rockwood Sub 3, Inc. be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:

  The name of the corporation is Rockwood Specialties Group, Inc.

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Rockwood Sub 3, Inc. has caused this certificate to be signed by Donna M. Abrunzo, its Assistant Secretary, this 22nd day of June, 2001.

ROCKWOOD SUB 3. INC.
By:	/s/ DONNA M. ABRUNZO Donna M. Abrunzo Assistant Secretary

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  EXHIBIT 3.1